UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 7, 2016

HESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	No. 1-1204	No. 13-4921002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, New York 10036

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 997-8500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2016, at the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors (the “Board”) of Hess Corporation (the “Company”) elected Leonard S. Coleman, Jr. to serve as a director of the Company, effective immediately.

Mr. Coleman has acquired diverse business experience over his career, including more than a decade of senior management experience in Major League Baseball, significant financial experience through his years of working as a municipal finance banker at Kidder Peabody and extensive government experience, including serving as Commissioner of the New Jersey Department of Energy. Mr. Coleman currently serves as a director on the board of several large public companies.

The Board has determined that Mr. Coleman is “independent” in accordance with the rules and standards of the New York Stock Exchange. Mr. Coleman does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Coleman and any other person pursuant to which he was selected as a director.

Mr. Coleman’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of the Company as described in the Company’s 2016 proxy statement, filed with the Securities and Exchange Commission on March 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2016

HESS CORPORATION

By:	/s/ Timothy B. Goodell
Name:	Timothy B. Goodell
Title:	Senior Vice President, General Counsel and Secretary